TOP AIR MANUFACTURING, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
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                  TOP AIR MANUFACTURING, INC. AND SUBSIDIARIES

          EXHIBIT 11 - COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE


                                        Three Months Ended    Three Months Ended
                                            August 31,            August 31,
                                               2000                  1999
                                        ------------------    ------------------
Basic:

  Common shares outstanding at
    the beginning of the period               4,954,803            4,968,957

  Weighted average of common shares
    issued (retired) during the period               --                6,315
                                              ---------            ---------

  Weighted average common shares
    outstanding                               4,954,803            4,975,272
                                              =========            =========

  Net income (loss)                           $(504,153)           $(511,607)
                                             ==========            =========

  Net income (loss) per share                 $    (.10)           $    (.10)
                                             ==========            =========

Fully Diluted:

  Weighted average common shares
    outstanding                               4,954,803            4,975,272

  Net effect of dilutive securities:
    convertible debentures and
    employee stock options #                         --                   --
                                            -----------            ---------

  Weighted average common and
    common equivalent shares                  4,954,803            4,975,272
                                            ===========            =========

  Net income (loss)                         $   504,153            $(511,607)
                                            ===========            =========

  Net income (loss) per share               $      (.10)           $    (.10)
                                            ===========            =========



# The convertible debentures and stock options have not been included because they are antidilutive.